Exhibit 3.1

No:           5375156

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

- of -

Verona Pharma plc

(as adopted by Special Resolution
on 8th February 2017)

Article No.		Page No.

1	PRELIMINARY	1
2	BUSINESS	3
3	CAPITAL	3
4	SHARE RIGHTS	4
5	SHARE CERTIFICATES	5
6	CALLS ON SHARES	6
7	FORFEITURE	7
8	LIEN	8
9	TRANSFER OF SHARES	9
10	TRANSMISSION OF SHARES	11
11	FAILURE TO DISCLOSE INTERESTS IN SHARES	12
12	STOCK	16
13	ALTERATIONS TO CAPITAL	17
14	MODIFICATION OF CLASS RIGHTS	18
15	GENERAL MEETINGS	19
16	NOTICE OF GENERAL MEETINGS	19
17	PROCEEDINGS AT GENERAL MEETINGS	20
18	VOTES OF MEMBERS	23
19	TERMINATION OF PROXY’S AUTHORITY	26
20	CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	27
21	DIRECTORS	27
22	INTERESTS OF DIRECTORS	28
23	MANAGING AND OTHER EXECUTIVE DIRECTORS	33
24	POWERS OF DIRECTORS	34
25	POWERS OF BORROWING AND MORTGAGING	36
26	ROTATION, RETIREMENT AND REMOVAL OF DIRECTORS	36
27	PROCEEDINGS OF THE BOARD	37
28	ALTERNATE DIRECTORS	39
29	THE SEAL	40
30	SECRETARY	41
31	AUTHENTICATION OF DOCUMENTS	41
32	REGISTERS	41
33	DIVIDENDS	41
34	CAPITALISATION OF PROFITS AND RESERVES	46
35	ACCOUNTS	46
36	AUDIT	47
37	UNTRACED SHAREHOLDERS	48

38	NOTICES	49
39	WINDING UP	51
40	INDEMNITY	51
41	POWER TO APPOINT A PRESIDENT OF THE COMPANY	52
42	SHARE WARRANTS	53

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

- of -

Verona Pharma plc

(as adopted by Special Resolution
on 8th February 2017)

1                                         PRELIMINARY

1.1                               The following regulations shall be the Articles of Association of the Company and the regulations contained in the Model Articles of Association applicable to the Company under or pursuant to the 2006 Act, or in Table A in the schedule to The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies, shall not apply to the Company except in so far as they are repeated or contained in these Articles.

1.2                               In these Articles:

“the 2006 Act” means the Companies Act 2006 including any modification or re-enactment thereof for the time being in force;

“these Articles” means these Articles of Association as herein contained or as from time to time altered;

“the Board” means the board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references to a share held in certificated form shall be construed accordingly;

“clear days” means, in relation to the period of a notice, that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

“the Company” means Verona Pharma plc;

“communications” shall have the same meaning as in the Electronic Communications Act 2000;

“Depositary” means the holder of a share for the time being held on behalf of another person on the terms of a depositary agreement or a depositary receipt or a similar document;

“the Directors” means the directors for the time being of the Company;

“electronic communication” shall have the same meaning as in Section 1168 of the 2006 Act;

“electronic form” and “electronic means” have the meaning given to them in Section 1169 of the 2006 Act;

“executed” means executed under seal, under hand or in any other way;

“General Meeting” means a general meeting of the Members of the Company;

“the Group” means the Company and any company which is for the time being its holding company and any company which is for the time being a subsidiary of the Company or of such holding company;

“the London Stock Exchange” means the London Stock Exchange plc;

“Member” means in respect of any share in the Company the person or person named for the time being in the Register as the holder(s) thereof;

“Month” means calendar month;

“NASDAQ” means the market known as NASDAQ operated by The NASDAQ OMX Group, Inc.;

“NASDAQ Rules” means the rules of NASDAQ;

“the Office” means the registered office for the time being of the Company;

“Ordinary Shares” means ordinary shares of one twentieth of a pound Sterling (£0.05) each in the Company;

“Paid Up” means paid up and/or credited as paid up;

“the Prescribed Rate” means an annual rate of interest equal to four per cent. above the base lending rate (or any equivalent thereof or successor thereto) published from time to time by Barclays Bank plc in London, but not exceeding a maximum rate of 15 per cent. being the base lending rate in effect at the close of business in London on the day immediately preceding the day on which such rate falls to be determined;

“recognised person” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated as mentioned in Section 778(2) of the 2006 Act;

“the Register” means the register of Members of the Company;

“the Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755);

“the relevant system” means the computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters in accordance with the Regulations;

“the Seal” means the common seal of the Company;

“the Secretary” means the secretary of the Company and (subject to the provisions of the Act) any joint assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary;

“the Statutes” means the 2006 Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company;

“Sterling” and “£” means the lawful currency of the United Kingdom;

“uncertificated” means in relation to any share or other security of the Company that title to it is evidenced and transferred by means of the relevant system;

“the United Kingdom” means Great Britain and Northern Ireland; and

“in Writing” means written, printed, lithographed, or photographed, or visibly expressed in all or any of these or any other modes of representing or reproducing words, including materials transmitted by electronic communications which are capable of being printed out in hard copy plain text format.

1.3                               Words importing the singular number only shall include the plural number, and vice versa.

1.4                               Words importing the masculine gender only shall include the feminine gender.

1.5                               Words importing persons shall include corporations.

1.6                               The expressions “share” and “shareholder” shall include stock and stockholder. The expressions “debenture” and “debenture holder” shall include debenture stock and debenture stockholder.

1.7                               Subject as aforesaid, any words or expressions defined in the Statutes or the Regulations shall (except where the subject or context forbids) bear the same meaning in these Articles.

1.8                               References to any Statute, statutory provision or regulation shall be construed as relating to any statutory modification or reenactment for the time being in force.

1.9                               The headings contained in these Articles are included for convenience only and shall not affect the construction of these Articles.

1.10                        A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provisions of these Articles.

2                                         BUSINESS

2.1                               Any branch or kind of business which by these Articles, is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Company at such time as the Board shall think fit, and further, may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

3                                         CAPITAL

3.1                               Without prejudice to any special rights or privileges, including those conferring rights of pre-emption, for the time being conferred on the holders of any class of shares (which special rights shall not be modified, varied or abrogated except with such consent or sanction as is provided for by Article

14.1), any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such preferred, deferred, or other special rights or privileges, or subject to such conditions or restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution direct, or failing such direction or such specific direction, as the Board may determine.

3.2                               The liability of the Members is limited to the amount, if unpaid, on the shares held by them.

4                                         SHARE RIGHTS

4.1                               Save as expressly permitted by Statutes the Company shall not give financial assistance, whether directly or indirectly, for the purpose of the acquisition of any shares in the Company or its holding company (if any) or for reducing or discharging any liability incurred for the purpose of any such acquisition.

4.2                               Subject to the Statutes and to the authority of the Company in General Meeting required by the Statutes, the Directors shall have unconditional authority to allot, grant options or warrants over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms and conditions as the Directors may determine.

4.3                               The Company may in connection with the issue of any shares or sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. In addition to all other powers of paying commissions, the Company (or the Board on behalf of the Company) may exercise the powers conferred by the Statutes in applying its shares or capital moneys in paying commissions to persons subscribing or procuring subscriptions for shares of the Company or agreeing so to do, whether absolutely or conditionally, provided that the percentage rate or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Statutes and shall not exceed 10% of the price at which the shares in respect whereof the commission is paid are issued or an amount equivalent thereto. The Company (or the Board on behalf of the Company) may also, on any issue of shares, pay such brokerage as may be lawful.

4.4                               If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend or other moneys payable in respect of such share.

4.5                               The Company shall keep the Register and such other registers and associated indices in relation to its Members as may be required by the Statutes and shall maintain such registers and indices in accordance with the Statutes. Save as required by the Statutes or provided by these Articles or otherwise required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognise any equitable, contingent, future or partial interest in any share or (except only as by these Articles otherwise expressly provided or as by the Statutes required or pursuant to an order of Court) any right whatsoever in respect of any share, other than an absolute right to the entirety thereof in the registered holder.

4.6                               Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, the Company may:

(a)                      with the sanction of a special resolution issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or of the shareholder on such terms and in such manner as may be provided by these Articles save that the date on or by which, or dates between which, any such shares are to be or may be redeemed may be fixed by the Board (and if so fixed, the date or dates must be fixed before the shares are issued); and

(b)                      with the authority of such ordinary or special resolution as may be required by the Statutes, purchase its own shares (including any redeemable shares) or enter into such agreement (contingent or otherwise) in relation to the purchase of all or any of its own shares on such terms and in such manner as may be approved by such resolution and permitted by the Statutes, provided that no purchase by the Company of its own shares will take place unless it has been sanctioned by the holders of any class of shares in the capital of the Company in accordance with Article 14.1.

5                                         SHARE CERTIFICATES

5.1                               Every Member (except a recognised person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall without payment be entitled to receive within 2 months after the allotment of shares to him or lodgement of a transfer of shares duly stamped (or adjudicated as exempt from stamp duty) to or by him (or within such other period as the conditions of issue shall provide) one certificate for all the certificated shares of each class registered or remaining registered in his name, provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Any two or more certificates representing shares of any one class held by any Member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge. In the case of shares held jointly by several persons any such request mentioned in this Article may only be made by the joint holder who is first named in the Register. Every definitive share certificate shall be issued under the Seal (or a securities seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) any of which seals may be affixed by laser printer or in such other manner as the Board having regard to the terms of issue, the Statutes and the London Stock Exchange may authorise, or signed (whether personally or otherwise and including by facsimile signature, howsoever applied) by a director and the secretary or by two directors, and shall specify the number and class of shares to which it relates and the amount paid up thereon. No definitive certificate shall be issued representing shares of more than one class. Unless the Directors otherwise determine no definitive certificate shall be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or a recognised investment exchange. Where a holder of any share has transferred a part of the shares comprised in his holding, he shall be entitled to a certificate for the balance without charge.

5.2                               If any such certificate is worn out, defaced, destroyed or lost, it may be replaced by a new certificate without payment (other than exceptional out of pocket expenses) on such evidence being produced as the Board may require and, in the case of wearing out or defacement, on delivery up of the old certificate and in the case of destruction or loss on execution of such indemnity (if any) as the Board may require prior to the issue of a replacement certificate. The Company shall be entitled to destroy any old certificate which has been replaced.

5.3                               The Board may by resolution decide, either generally or in any particular case or cases, that any signatures or certificates for shares or any form of security at any time issued by the Company need not be autographic but may be applied to the certificate by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

5.4                               The Directors are authorised:

(a)              to issue any securities of the Company which may be held, evidenced and transferred through a relevant system in uncertificated form; and

(b)              to convert any securities of the Company into securities held in uncertificated form, and vice versa, in accordance with the Statutes and the Regulations.

5.5                               Unless otherwise determined by the Directors and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. The Directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing and transfer of uncertificated shares (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

5.6                               Conversion of certificated shares into uncertificated shares and vice versa, may be made in such manner as the Directors may, in their absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

5.7                               The Company shall enter on the Register how many shares are held by each member in uncertificated form and in certificated form and shall maintain the Register in each case as is required by the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

5.8                               A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which apply only in respect of certificated shares or uncertificated shares.

5.9                               Neither the Company nor the relevant system shall be bound to register more than four persons as the joint holders of a share, except in the case of executors or trustees of a deceased member.

5.10                        The provisions of Articles 5.1 and 5.2 shall not apply to uncertificated shares.

6                                         CALLS ON SHARES

6.1                               The Board may, subject to the provisions of these Articles and to any conditions of issue, from time to time make such calls upon the Members in respect of all moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) as it thinks fit, provided that no call on any share shall be payable within 1 month from the date fixed for the payment of the last preceding call and that 14 days’ notice at least is given of each call specifying the time or times, place of payment and the amount called on the Members’ shares, and each Member shall be liable to pay the amount of every call so made upon him to the persons and at the times and places appointed by the Board.

6.2                               A call may be made payable by instalments.

6.3                               A call shall be deemed to have been made as soon as the resolution of the Board authorising such call shall have been passed and an entry in the minute book of a resolution of the Board making the call shall be conclusive evidence of the making of the call.

6.4                               A call may be revoked or postponed as the Board may determine.

6.5                               The joint holders of a share shall be jointly and severally liable to pay all calls and instalments in respect thereof.

6.6                               If on the day appointed for payment thereof a call or instalment payable in respect of a share is not paid, the person from whom the amount of the call is due shall pay interest on such amount at the Prescribed Rate from the day appointed for payment thereof to the date of actual payment, but the Board shall have power to waive payment of or remit such interest or any part thereof.

6.7                               Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date whether on account of the amount of the share or by way of premium shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment and in case of non-payment, the provisions of these Articles as to payment of interest and expenses forfeiture and the like and all other relevant provisions of the Statutes or of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

6.8                               The Board may make arrangements upon the issue of shares for different conditions to apply as between the holders of such shares either as to the amount of calls to be paid or the time of payment of such calls with respect to such shares or both.

6.9                               The Board may receive from any Member willing to advance the same, all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon all or any of the moneys so advanced the Board may (until the same would, but for such advance, become presently payable) pay or allow such interest (not exceeding, without the consent of a General Meeting, the Prescribed Rate) as may be agreed between it and such Member, in addition to the dividend payable upon such part of the shares in respect of which such advance has been made as is actually called up. No sum paid up in advance of calls shall entitle the holder of a share in respect thereof to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

6.10                        No Member shall be entitled to receive any dividend or to be present or vote at any General Meeting or upon a poll or to exercise any right or privilege as a Member, until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses in respect of such calls.

7                                         FORFEITURE

7.1                               If a Member or person entitled by transmission fails to pay in full any call or instalment of a call on or before the day appointed for payment thereof, the Board may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest and expenses which may have accrued or been incurred by the Company by way of such non-payment.

7.2                               The notice shall name a further day (not being less than 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

7.3                               If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Board may accept a surrender of any share liable to be forfeited hereunder in lieu of forfeiture and the provisions of these Articles shall apply to any share so surrendered as if it had been forfeited.

7.4                               Subject to the provisions of the Statutes a share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board shall think fit. At any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Board may think fit.  Any share not disposed of in accordance with this Article within a period of 3 years from the date of forfeiture or surrender shall, at the expiry of that period, be cancelled in accordance with the provisions of the Statutes.  The Board may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

7.5                               A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of such shares (and shall surrender to the Company for cancellation the certificate for such shares), but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at the Prescribed Rate, and he shall remain liable to satisfy all (if any) of the claims and demands which the Company might have enforced in respect of the time of the forfeiture or surrender without any reduction or allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on this disposal, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Board may, if it thinks fit, waive the payment of all or part of such money and/or the interest payable thereon.

7.6                               The forfeiture or surrender of a share shall involve the extinction at the time of the forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the holder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by the Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

8                                         LIEN

8.1                               The Company shall have a first and paramount lien upon every share (not being a fully paid share) registered in the name of any Member, either alone or jointly with any other person, for his or his estate’s debts liabilities and engagements, whether solely or jointly with any other person, to or with the Company in respect of that share, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of every such share and any interest payable on such share but the Board may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

8.2                               For the purposes of enforcing such lien the Company may sell in such manner as the Board thinks fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been given to the holder for the time being of the share or the person entitled thereto by transmission.

8.3                               The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the holder at the time of the sale. For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof.

8.4                               A statutory declaration in writing (or the use of the alternative procedure laid down in the 2006 Act that the declarant is the Secretary or a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings with reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

9                                         TRANSFER OF SHARES

9.1                               All transfers of uncertificated shares shall be made in accordance with and be subject to the Regulations and the facilities and requirements of the relevant system concerned and, subject thereto, in accordance with any arrangements made by the Directors pursuant to Articles 5.4 and 5.5.

9.2                               Subject to the conditions and restrictions contained in these Articles, any Member may transfer all or any of his certificated shares by instrument of transfer but not more than one class of shares shall be transferred by one instrument of transfer.

9.3                               Every transfer of a certificated share must be in writing in the usual common form or in such other form as the Board may approve, and need not be under seal. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee but need not be under seal.

9.4                               In relation to all transfers of shares, the transferor shall be deemed to remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

9.5                               The Directors may refuse to register any transfer of certificated shares unless the instrument of transfer:

(a)                                is duly stamped and deposited at the office of the Registrar of the Company for the time being, (or such other place as the Directors may appoint) accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised person to whom a certificate has not been issued) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(b)                                is in respect of only one class of shares.

9.6                               The Directors may, in their absolute discretion refuse to register any transfer of any share which is not fully paid or on which the Company has a lien provided that such refusal does not prevent dealings in the shares from taking place on an open and proper basis.

9.7                               The Directors may also refuse to register a transfer of any share (whether a certificated share or not and whether fully paid or not):

(a)                       to an entity which is not a natural or legal person;

(b)                       to a minor, to a person in respect of whom a receiving order or adjudication order in bankruptcy has been made which remains undischarged or to a person who is then suffering from mental disorder and where any of the events specified in Articles 26.1(c) or (d) have occurred in relation to him; or

(c)                        to be held jointly by more than 4 persons.

9.8                               The Directors may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted by the Regulations and the requirements of the relevant system concerned.

9.9                               If the Board refuses to register a transfer of any shares it shall send to the transferee notice of the refusal, as required by Section 771 of the 2006 Act, within 2 months after the date on which, in respect of certificated shares, the transfer was lodged with the Company, or, in respect of uncertificated shares, the date on which the appropriate instruction was received by or on behalf of the Company, in each case in accordance with the facilities and requirements of the relevant system concerned.

9.10                        No fee shall be charged for registration of a transfer, probate, letters of administration, certificate of marriage or death, stop notice, power of attorney or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.

9.11                        All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall (except in case of fraud) be returned to the person depositing the same when refusal is given. Subject as hereinbefore provided the Company shall be entitled to destroy all instruments of transfer of shares and other supporting documents which have been registered at any time after the expiration of 6 years from the date of registration thereof and all dividend mandates and notification of changes of address or name and all registered share certificates which have been cancelled, and notifications of change of name or address, at any time after the expiration of 1 year from the date of cancellation thereof and it shall conclusively be presumed in favour of the

Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid certificate duly and properly cancelled provided that:

(a)                      the provisions aforesaid shall apply only to the destruction of documents in good faith and without express notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)                       nothing herein contained shall be construed as imposing on the Company any liability in respect of the destruction of any such documents earlier than as aforesaid or in any case where the conditions of Article 9.11(a) above are not fulfilled;

(c)                        references herein to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares;

(d)                       in relation to uncertificated shares, the provisions herein shall apply only to the extent the same are consistent with the Regulations; and

(e)                        references herein to the destruction of any documents include references to the disposal thereof in any manner.

Provided that the regulations made from time to time under the Statutes so permit, nothing in these Articles shall require title to any securities of the Company to be evidenced or transferred by any written instrument. The Board shall have the power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

9.12                        Nothing in these Articles shall preclude the Board, before an allottee has been entered in the Register as the holder, from recognising a renunciation of the allotment of any share by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

10                                  TRANSMISSION OF SHARES

10.1                        In case of the death of a Member the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing in these Articles shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

10.2                        Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may upon such evidence as to title being provided as may from time to time be required by the Board and subject as hereinafter provided either be registered himself as holder of the share upon giving to the Company notice in writing of his desire to such effect or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

10.3                        Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall (upon supplying to the Company such evidence as the Board may reasonably require as to his title to the share) be entitled to receive, and may give a discharge for, all benefits arising or accruing on or in respect of the share and the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right in respect of such share to attend or vote at the General Meeting of the Company or to any of the rights and privileges of a Member until he shall have been registered as a Member in respect of the share, provided always that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if within 60 days the notice is not complied with such person shall be deemed to have elected to be registered as a Member in respect thereof and may be registered accordingly.

11                                  FAILURE TO DISCLOSE INTERESTS IN SHARES

11.1                        With the authority of the Directors, the Company may serve on any Member, or any other person appearing to be interested in shares held by that Member, a notice requiring disclosure pursuant to Section 793 of the 2006 Act in relation to all or any number of the shares which that Member holds or to which that other person is entitled or interested.

11.2                        If a Member, or any other person appearing to be interested in shares held by that Member, has been issued with a notice requiring disclosure pursuant to Section 793 of the 2006 Act and has failed in relation to any shares (“the default shares”) to give the Company the information thereby required in the form of a disclosure statement within the prescribed period from the date of the notice requiring disclosure, the following sanctions shall apply unless the Board otherwise determines:

(a)                       the Member or any transferee who acquires shares other than by an excepted transfer shall not be entitled in respect of the default shares and any other share held by the Member or the transferee to receive notice of or be present or to vote (either in person or by representative or proxy) at any General Meeting or at any separate meeting of the holders of any class of shares, or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)                       where the default shares represent at least 0.25% in nominal value of the issued shares of their class, excluding shares held in treasury;

(i)                 any dividend or other money payable in respect of the default shares shall, in whole or part, be withheld by the Company, which shall not have any obligation to pay interest on it, and the Member shall not be entitled to elect to receive Ordinary Shares instead of that dividend when that right to elect exists; and

(ii)              no transfer, other than an excepted transfer, of any shares held by the Member shall be registered unless:

(A)           the Member is not himself in default as regards supplying the information required; and

(B)           the Member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; and/or

(iii)           any shares held by such Member in uncertificated form shall forthwith be converted into certificated form (and the Directors shall be entitled to direct the operator of the relevant system applicable to those shares to effect that conversion immediately) and that Member shall not after that be entitled to convert all or any shares held by him into uncertificated form (except with the authority of the Directors) unless:

(A)           the Member is not himself in default as regards supplying the information required; and

(B)           the Member proves to the satisfaction of the Board that after due and careful enquiry the Member is satisfied that none of the shares he is proposing to convert into uncertificated form are default shares.

11.3                        Sanctions imposed on shares shall only be effective if the Company despatches a restriction notice to the relevant Member, or person appearing to be interested in shares held by that Member, on the day after the end of the prescribed period or on the next following business day.

11.4                        Where the sanctions under Article 11.2 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 11.2(b) shall become payable) on the earlier of:

(a)              the shares being transferred by means of an excepted transfer; and

(b)              at the end of the period of 7 days (or such shorter period as the Board may determine) following receipt by the Company of a disclosure statement required by the notice mentioned in Article 11.1 above, despite being received after the end of the prescribed period, and the Board being fully satisfied that such information in such statement is full and complete.

11.5                        In addition, the Directors may by resolution:

(a)                       suspend all or any sanctions which have been imposed on default shares under this Article 11, either as regards all those default shares or some only of them, either permanently or for a particular period and either unconditionally or on terms; and/or

(b)                       pay, issue or transfer to a trustee for application in accordance with Article 11.7 below any distribution in respect of any default shares which are subject to a sanction concerning distributions.

11.6                        The Company shall give written notice to the relevant Member, or other person appearing to be interested in shares held by that Member, of any resolution passed by the Directors under the previous paragraph.

11.7                        Distributions which are not paid or made as a result of sanctions having been imposed on default shares shall be paid or made, but without any interest or other compensation, on the date on which the shares cease to be subject to the sanctions.

11.8                        Shares allotted in right of shares which are subject to a sanction shall, on allotment, become subject to the same sanction; for this purpose shares which the Company procures to be offered to shareholders pro rata (or pro rata ignoring fractional entitlements and shares not offered to certain shareholders because of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares allotted in right of other shares.

11.9                        Where, on the basis of information obtained from a Member in respect of any share held by him, the Company issues a notice requiring disclosure pursuant to Section 793 of the 2006 Act to any other person, it shall at the same time send a copy of the said notice to the Member, but the accidental omission to do so, or the non-receipt by the Member of the copy, shall not invalidate or otherwise affect the application of this Article 11.

11.10                 Where default shares in which a person appears to be interested are held by a Depositary, the provisions of this Article 11 shall be treated as applying only to those shares held by the Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary.

11.11                 Where the Member on which a notice requiring disclosure under Section 793 of the 2006 Act is served is a Depositary acting in its capacity as such, the obligations of the Depositary as a Member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

11.12                 No officer of the Company shall incur any liability to any person as a result of sanctions having been imposed on shares or of his having taken, or refrained from taking, other action under or in connection with this Article.

11.13                 The following are responsible for ensuring that a disclosure statement is accurate, complete and not misleading:

(a)                       each declarant;

(b)                       each person signing the statement on behalf of a declarant;

and, if two or more persons are so responsible, or are responsible in connection with several disclosure statements made pursuant to the same notice requiring disclosure, their responsibility is joint and several.

11.14                 For the purposes of this Article 11:

(a)                       a person, other than the Member holding a share, shall be treated as appearing to be interested in that share if the Member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the Member or, pursuant to a notice requiring disclosure under Section 793 of the 2006 Act, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)                       “interested” shall be construed as it is for the purpose of Section 793 of the 2006 Act;

(c)                        reference to a person having failed to give the Company the information required by a notice requiring disclosure, or being in default as regards supplying such information in a disclosure statement, includes reference:

(i)                 to his having failed or refused to give all or any part of it; and

(ii)              to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)              “a disclosure statement” means a notice which is addressed to the Company and its Directors, signed by or on behalf of one or more persons (“the declarants”) and

(i)                           states whether or not the declarant or, in the case of several declarants, each of them has an interest in certain shares and, if so, provides full details of the nature of his interest and the date and manner of its acquisition;

(ii)                        specifies, in relation to any declarant who is an individual, his name and address; and

(iii)                     specifies in relation to any declarant which is an undertaking:

(A)                     its name and address;

(B)                     whether or not another undertaking is a parent undertaking in relation to that declarant;

(C)                     if so, the name and address of the parent undertaking or, in the case of several parent undertakings, the names and addresses of each of them; and

(D)                     if there is a parent undertaking, whether or not any individual or undertaking (other than another such parent undertaking) owns or holds 15 per cent. or more of the shares or the voting rights in that or each such parent undertaking and, if so, the name and address of that or each such individual or undertaking.

References above to the address of an individual are to that of his principal private residence; and references to the address of an undertaking shall be read as referring both to (a) in the case of a company registered in the United Kingdom, the address of its registered office, in the case of an undertaking within the definition of Section 1162 of the 2006 Act, the address of those persons resident in the United Kingdom who are authorised to accept notices on the undertaking’s behalf and in any other case the address (or all the addresses) which the undertaking is required by any law in force in any part of the United Kingdom or the country under whose law it is formed or constituted, to register, notify or maintain for the purpose of receiving notices or other communications; and (b) in the case of any undertaking, the address of the premises at which its senior management is located.

A disclosure statement shall be treated as signed on behalf of a person if and only if (a) it is signed by an individual who is expressed to be duly authorised to sign for and on behalf of that person; and (b) it specifies the position or gives details of the power of attorney or other document held by that individual from which he derives his authority.

(e)               “a notice requiring disclosure” means a notice under Section 793 of the 2006 Act which:

(i)                           is signed by a Director of the Company or the Secretary;

(ii)                        is served on a Member, or any other person appearing to be interested in shares held by that Member;

(iii)                     requires the person in receipt of the notice to ensure that the Company receives at an address in the United Kingdom specified in the notice a disclosure statement in relation to all the shares held by such person, or such number of those shares as is specified in the notice, within the prescribed period;

(iv)                    states that, if the Company does not receive such a disclosure statement at the place and within the time specified in its notice, the Directors will be entitled to impose sanctions on the shares in relation to which disclosure was required; and

(v)                       describes, by reference to a copy or extract of this Article which is attached to the notice or otherwise, the sanctions which the Directors will be entitled to impose.

(f)      “a restriction notice” means a notice which is

(i)                           signed by a director of the Company or the Secretary;

(ii)                        served on a person or persons on whom the Company has served a notice requiring disclosure and who have failed in relation to certain shares to comply with that notice within the prescribed period;

(iii)                     describes (by reference to a copy or extract of the relevant resolution of the directors which is attached to the notice or otherwise) the sanctions which the directors have resolved to impose on those shares; and

(iv)                    states the date on which the sanctions came or will come into force.

(g)               the “prescribed period” means 14 days from the date the notice is sent.

(h)              an  “excepted transfer”  means,  in relation to any shares held by a member:

(i)                           a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of Section 974 of the 2006 Act); or

(ii)                        a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s shares or securities are normally traded; or

(iii)                     a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

11.15                 Nothing contained in this Article 11 shall be taken to limit the powers of the Company under the 2006 Act.

12                                  STOCK

12.1                        The Company may, from time to time, by ordinary resolution, convert all or any of its fully paid shares into stock, and may from time to time, in like manner, convert any stock into fully paid shares of any denomination. No such conversion shall affect or prejudice any preference or other special privilege.

12.2                        When any shares have been converted into stock the several holders of such stock may transfer their respective interests therein, or any part of such interests, in such manner as the Company by ordinary resolution directs but in default of any such direction in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances will admit. The Board may, from time to time fix the minimum amount of stock transferable provided that such minimum shall not exceed the nominal amount of each of the shares from which the stock arose.

12.3                        The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at General Meetings of the Company and other matters, and be subject to the same provisions of these Articles as if they held the shares from which the stock arose, but no such privilege or advantage shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

13                                  ALTERATIONS TO CAPITAL

13.1                        The Company may from time to time by ordinary resolution:

(a)              consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(b)              cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the 2006 Act;

(c)               sub-divide its shares, or any of them, into shares of a smaller amount and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions, as compared with the others, as the Company has power to attach to unissued or new shares.

13.2                        Subject to the provisions of the Statutes, the Company may from time to time by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

13.3                        Upon any consolidation of fully paid shares into shares of larger amount, or the subdivision of shares into shares of a smaller amount, the Board may settle any difficulty which may arise with regard thereto and in particular may, as between the holders of shares so consolidated, determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one Member being consolidated with shares registered in the name of another Member the Board may make such arrangements for the allotment, acceptance and/or sale of shares representing fractional entitlements to the consolidated share or for the sale of the consolidated share and may sell the fractions or the consolidated share either upon the market or otherwise to such person at such time and at such price as it may think fit and shall distribute the net proceeds of sale among such Members rateably in accordance with their rights and interests in the consolidated share or the fractions and for the purposes of giving effect to any such sale the Board may, in respect of certificated shares, appoint some person to transfer the shares or fractions sold to any purchaser thereof and such appointment and any transfer executed in pursuance thereof shall be effective and, in respect of uncertificated shares, may authorise any person to transfer such shares or fractions sold to any purchaser thereof in accordance with the facilities and requirements of the relevant system concerned and any transfer executed in pursuant thereof shall be effective. Provided that the Board shall have power when making such arrangements to determine that no Member shall be entitled to receive such net proceeds of sale unless his entitlement exceeds such amount as the Board shall determine and if the Board exercises such power the net proceeds of sale not distributed to Members as a result shall belong absolutely to the Company. For the purposes of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

13.4                        The Board may, without prejudice to Article 13.3 and subject to the Statutes, in each case where the number of shares held by the holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holdings to a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at its discretion from any sums standing to the credit of any of the Company’s reserve accounts (including, subject to the 2006 Act, share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares.

13.5                        Anything done in pursuance of the last 3 preceding Articles shall be done in the manner provided and subject to any conditions imposed by the Statutes, so far as they shall be applicable, and, so far as they shall not be applicable, in accordance with the terms of the resolution authorising the same, and, so far as such resolution shall not be applicable, in such manner as the Board shall determine.

14                                  MODIFICATION OF CLASS RIGHTS

14.1                        Subject to the Statutes, none of the rights, privileges or conditions for the time being attached or belonging to any class of shares forming part of the issued capital for the time being of the Company shall (unless otherwise provided by the terms of issue of the shares of that class) be modified, varied or abrogated in any manner, whether the Company is being wound up or not, except with the consent in writing of the holders of not less than 75% in nominal value of the issued shares of the class (excluding any shares held as treasury shares) or the sanction of a special resolution passed at a separate meeting of the members of that class. To any such separate meeting all the provisions of these Articles as to General Meetings shall mutatis mutandis apply but so that the necessary quorum (other than at an adjourned Meeting) shall be not less than two persons personally present and holding or representing, either by proxy or as the duly appointed representative of a corporation which is a Member, at least 33.33% of the nominal value of the issued shares of the class in question (excluding any shares held in treasury) and, at an adjourned meeting, one person present and holding or representing, either by proxy or as the duly appointed representative of a corporation which is a Member, shares of the class in question, and so that any holder of shares of the class in question present in person or by proxy or as the duly appointed representative of a corporation may demand a poll and shall be entitled on a poll to one vote for every such share held by him. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or by the terms of issue of the shares of that class, be deemed to be modified, varied or abrogated by the creation or issue of further shares ranking pari passu in all respects (save as the date from which such new shares shall rank for dividend) therewith or subsequent to those already issued.

15                                  GENERAL MEETINGS

15.1                        An annual General Meeting of the Company shall be held in each year in addition to any other meetings which may be held in that year, and such meeting shall be specified as the Annual General Meeting in the notices calling it. Subject as aforesaid and to the provisions of the Statutes the Annual General Meeting shall be held at such time and place as the Board shall appoint.

15.2                        All General Meetings of the Company other than Annual General Meetings shall be called General Meetings.

15.3                        The Board may call a General Meeting whenever it thinks fit. General Meetings shall also be convened on requisition by Members, as provided by the Statutes, whereupon the Board shall forthwith proceed to convene a General Meeting in accordance with the 2006 Act. If at any time there are not sufficient Directors capable of acting to form a quorum of the Board any Director or any two Members of the Company may convene a  General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

15.4                        In the case of a General Meeting called in pursuance of a requisition under the 2006 Act, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the object of the meeting shall be transacted.

16                                  NOTICE OF GENERAL MEETINGS

16.1                        At least 21 clear day’s’ notice of every annual General Meeting and at least 14 clear days’ notice of every other General Meeting shall be given in the manner hereinafter mentioned to such Members as are under the provisions of these Articles entitled to receive such notices from the Company and to the auditors of the Company. Every notice of General Meeting shall specify the place, day and hour of meeting and the general nature of such business and shall also state with reasonable prominence that a Member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him and that a proxy need not also be a Member. In the case of a meeting convened for passing a special resolution the notice shall specify the intention to propose the resolution as a special resolution as the case may be. Subject to the provisions of these Articles, to the rights attaching to any class of shares and to any restrictions imposed on any holder, notice shall be given to all Members, the Directors and the auditors.

16.2                        A meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in the last preceding Article be deemed to have been duly called if it is so agreed:

(a)              in the case of a General Meeting called as the annual General Meeting, by all the Members entitled to attend and vote thereat; and

(b)              in the case of any other General Meeting, by a majority in number of the

Members having a right to attend and vote at the General Meeting being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at the General Meeting (excluding any shares held as treasury shares).

16.3                        It shall be the duty of the Company, subject to the provisions of the Statutes, on the requisition in writing of such number of Members as is specified in (a) Section 314 of the 2006 Act to circulate to Members entitled to have notice of any General Meeting sent to them any statement of not more than 1000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting, (b) Section 338 of the 2006 Act, to circulate to Members entitled to receive notice of the next Annual General Meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting. The expenses of complying with this Article shall be borne in accordance with the 2006 Act.

16.4                        The accidental omission to give notice of any meeting to or (where forms of proxy are sent with the notices) to send a form of proxy with a notice to any person entitled to receive the same, or the non-receipt of notice of any meeting or form of proxy by such person shall not invalidate any resolution or proceeding at that meeting.

17                                  PROCEEDINGS AT GENERAL MEETINGS

17.1                        All business that is transacted at a General Meeting shall be deemed special and all business that is transacted at an annual General Meeting shall also be deemed special, with the exception of declaring a dividend, the consideration and adoption of the accounts and balance sheet, and the reports of the Directors and the auditors and any other documents accompanying or annexed to the accounts, the appointment of Directors and the auditors and the fixing of the remuneration of the Directors and the Auditors.

17.2                        No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a Member or a proxy for a Member or a duly authorised representative of a corporation which is a Member, shall be a quorum.

17.3                        The Chairman of the Board shall preside at every General Meeting, but if there be no such Chairman, or he shall be unwilling or unable to preside or if at any meeting he shall not be present within 15 minutes after the time appointed for holding the same the Deputy-Chairman of the Board shall preside, or if there be no such Deputy-Chairman, or he shall be unwilling to act, or if he be not present within such period the Directors present shall choose some Director, or if no Director be present, or if all the Directors present decline to take the chair, the Members present in person or by proxy shall choose one of themselves to be Chairman of the meeting.

17.4                        If within 15 minutes from the time appointed for the holding of a General Meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such time and place as the Chairman of the meeting may decide.

17.5                        The Chairman may, with the consent of the meeting (and shall, if so directed by the meeting), adjourn any meeting from time to time and from place to place. Whenever a meeting is adjourned for 30 days or more, 7 clear days’ notice at the least, specifying the place, the day and the time of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, no Member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

17.6                        The Directors may resolve to enable persons entitled to attend a General Meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world and the Members present in person or by proxy at satellite meeting places shall be counted in the quorum for and entitled to vote at the General Meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that Members attending at all the meeting places are able to:

(a)              participate in the business for which the General Meeting has been convened;

(b)              hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)               be heard and seen by all other persons so present in the same way.

The Chairman of the General Meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

17.7                        The Board may direct that any person wishing to attend a General Meeting should provide evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.  The Chairman shall take such action or give direction as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of General Meeting and to ensure the security of the meeting and the safety of people attending the meeting.  The Chairman’s decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

17.8                        If it appears to the Chairman of the General Meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in this Article 17 or the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting, then the Chairman may, without the consent of the meeting, interrupt or adjourn the meeting. All business conducted at that General Meeting up to the time of such adjournment shall be valid.

17.9                        The Directors may make arrangements for persons entitled to attend a General Meeting to be able to view or hear the proceedings of any meeting or to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise), by attending a venue anywhere in the world not being a satellite meeting place and those attending any such venue shall not be regarded as present and shall not be entitled to vote at the meeting at or from that venue and the inability for any reason of any Member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of such proceedings.

17.10                 For the purposes of this Article 17, the right for a Member to participate in the business of any General Meeting shall include, without limitation, the right to: speak; vote on any show of hands; demand a poll; vote on any poll; be represented by proxy; and have access to all documents which are required by the Statutes and these Articles to be made available at the meeting.

17.11                 If an amendment proposed to a resolution shall be allowed or ruled out of order by the Chairman of the General Meeting in good faith, any error in ruling shall not invalidate the proceedings on the substantive resolution. With the consent of the Chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon. An amendment (except an amendment to correct a patent clerical error) to a special resolution shall not be allowed and an amendment (except an amendment to correct a patent clerical error) to an ordinary resolution, the text of which is set out in the notice of the General Meeting at which it is to be proposed, shall only be allowed if, at least 48 hours (excluding any part of a day which is not a working day) before the time of the meeting (or adjourned meeting) at which such resolution is to be proposed, the proposer of the amendment gives written notice at the Office of the terms of the amendment and of his intention to propose the same at the meeting unless the Chairman of the meeting, at his own discretion, rules that the proposed amendment shall be considered without such notice having been given.

17.12                 At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll be demanded:

(a)              by the Chairman; or

(b)              by not less than 5 Members present in person or by proxy and entitled to vote at the General Meeting; or

(c)               by any Member or Members present in person or by proxy and representing not less than 10% of the total voting rights of all the Members having the right to vote on the Resolution (excluding any shares held in treasury); or

(d)              by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding shares held in treasury).

Unless a poll be so demanded a declaration by the Chairman of the General Meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive of the votes recorded in favour of or against such resolution.

17.13                 A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time (not being more than thirty days from the date of the General Meeting or the adjourned meeting at which such poll was demanded) and place and in such manner as the Chairman shall direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it was demanded. The demand for a poll may be withdrawn only with the consent of the Chairman at any time before the taking of the poll or the close of the meeting, if earlier, and if a demand for a poll is withdrawn the result of a show of hands declared before the demand was made shall remain valid and effective and the meeting shall continue as if the demand had not been made.

17.14                 If:

(a)              any objection is raised to the qualification of any voter; or

(b)              any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)               any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the General Meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

17.15                 The demand for a poll shall not prevent the continuance of a General Meeting for the transaction of any business other than the question on which a poll has been demanded.

18                                  VOTES OF MEMBERS

18.1                        Subject to any special terms as to voting upon which any shares may be issued, or may for the time being be held, and subject to the provisions of Articles 11 and 18.2, upon a show of hands, every Member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and in each case is entitled to vote shall have one vote and every proxy present who has been duly appointed by a member shall have one vote and upon a poll every Member present in person or by proxy and entitled to vote shall have one vote for every Ordinary Share held by him.

18.2                        Upon a show of hands:

(a)              every proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one Member entitled to vote on the resolution and the proxy has been instructed by one or more of those Members to vote for the resolution and by one or more other of those Members to vote against it;

(b)              every proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one Member entitled to vote on the resolution and either:

(i)                 the proxy has been instructed by one or more of those Members to vote for the resolution and has been given any discretion by one or more other of those Members to vote and the proxy exercises that discretion to vote against it; or

(ii)              the proxy has been instructed by one or more of those Members to vote against the resolution and has been given any discretion by one or more other of those Members to vote and the proxy exercises that discretion to vote for it.

18.3                        If any Member is of unsound mind or otherwise incapacitated he may vote by his curator bonis, committee, or other legal curator and such last mentioned persons may give their votes either personally or by proxy, provided that such evidence as the Board may reasonably require of the authority of the persons claiming to vote is deposited at the Office not less than 48 hours before the time for holding the General Meeting or adjourned meeting at which such person claims to vote.

18.4                        If two or more persons are jointly entitled to a share, then, in voting upon any question, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

18.5                        No Member shall be entitled to be present or to be counted in the quorum at any General Meeting unless he shall be the holder of one or more shares giving the right to attend thereat upon which all calls or other moneys due and payable in respect of the same shall have been paid and no Member shall be entitled to vote at any General Meeting or upon a poll either personally or by proxy in respect of any share upon which any call or other moneys due and payable have not been paid.

18.6                        Votes may be given either personally or by proxy or (in the case of a corporate member) by a duly authorised representative and on a poll, a person entitled to more than one vote need not, if he votes, use all his votes or cast all his votes he uses in the same way . A proxy need not be a Member of the Company and a Member may appoint one or more than one person to act as his proxy provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the members.

18.7                        If a Member appoints more than one person to act as his proxy the appointment of each such proxy shall specify the shares held by the Member in respect of which each such proxy is to vote and no Member may appoint more than one proxy (save in the alternate) to vote in respect of any one share held by that Member.

18.8                        The appointment of a proxy shall be in writing, executed by the appointor, or on his behalf by his attorney duly authorised in writing, or if such appointor is a corporation under its common seal or executed on its behalf by an officer or attorney duly authorised in that behalf. The Directors may, but shall not be bound to, require evidence of authority of such officer or attorney. If the proxy shall be in electronic form it must be submitted by or on behalf of the appointer and authenticated.

18.9

(a)              The Board may allow a proxy for a holder of any shares in uncertificated form to be appointed by electronic means or by means of a website in the form of an uncertificated proxy instruction. The Board may also allow any supplement to the uncertificated proxy instruction or any amendment or revocation of any uncertificated proxy instruction to be made by a further uncertificated proxy instruction.

(b)              The Board may decide what method should be used to determine at what time the instruction or notification is treated as being received by the Company. The Board may treat any notification purporting or expressed to be sent on behalf of a holder of a share in uncertificated form as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder.

(c)               For the purposes of this Article 18.9, an uncertificated proxy instruction is a properly authenticated dematerialised instruction and/or other instruction or notification, sent through a relevant system to a participant in that system chosen by the Board to act for the Company. The uncertificated proxy instruction may be in any form and subject to any terms and conditions that the Board deems appropriate, but always subject to the facilities and requirements of the relevant system.

18.10                 A vote given in accordance with the terms of an appointment of a proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the share in respect of which the proxy is given, unless previous intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office (or at such other place or places or address as has or have been appointed for the deposit or receipt of appointments of proxy) in the case of a General Meeting or adjourned meeting, at least 48 hours (excluding any part of a day which is not a working day) before the commencement of the General Meeting or adjourned meeting, in the case of a poll taken more than 48 hours (excluding any part of a day which is not a working day) after it was demanded, at least 24 hours (excluding any part of a day which is not a working day) before the time appointed for the taking of the poll or, in the case of a poll not taken forthwith but taken not more than 48 hours (excluding any part of a day which is not a working day) after it was demanded, at the meeting at which the poll was demanded.

18.11                 The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to speak at any General Meeting and to vote on any resolution or amendment of a resolution put to the meeting for which it is given.  The Company is entitled to assume without enquiry that a proxy has complied with any obligation to vote in accordance with instructions given by the Member by whom the proxy is appointed.  The validity of anything done at the meeting is not affected by any failure by a proxy to comply with such an obligation.

18.12                 The appointment of a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited or delivered at such place as may be specified for that purpose (or, in the case of an appointment contained in an electronic communication to the number or address which has been specified by the Company for the purpose of receiving electronic communications) in the notice convening the General Meeting or in the appointment of proxy or if no place is so specified at the Office at least 48 hours (excluding any part of a day which is not a working day) before the time appointed for holding the meeting or adjourned meeting at which the person named in such appointment proposes to vote or, in the case of a poll taken more than 48 hours (excluding any part of a day which is not a working day) after it is demanded, be deposited or delivered as aforesaid after the poll has been demanded and not less than 24 hours (excluding any part of a day which is not a working day) before the time appointed for the taking of the poll or in the case of a poll not taken forthwith but taken not more than 48 hours (excluding any part of a day which is not a working day) after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director; otherwise the person so named shall not be entitled to vote in respect thereof.

The appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates and for any poll arising from any such meeting or adjourned meeting. The valid appointment of a proxy or proxies relating to more than one meeting (including any adjournment thereof), having once been delivered to the Company for the purposes of any meeting shall not have to be re-lodged or otherwise re-registered with the Company for the purposes of any subsequent meeting to which it relates.

18.13                 An appointment of proxy may be in any common form or in such other form as the Board may from time to time accept.  No appointment of proxy shall be valid after the expiration of 12 months from the date stated in it as its date of execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting where the meeting was originally held within 12 months from such date.

18.14                 The Board may at the expense of the Company send by post or any other method permitted by these Articles (including by electronic communications) to the Members appointments of proxy (with or without provision for their return prepaid) for use at any General Meeting or at any meeting of any class of Members of the Company either in blank or nominating in the alternative any one or more of the Directors or the Chairman of the meeting or any other person or persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons, specified in the invitations are issued at the Company’s expense they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the General Meeting and to vote thereat by proxy. The accidental omission to send an appointment of proxy or the non-receipt of such appointment by any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

18.15                 Appointments of proxy sent by electronic communications, will not be taken as validly lodged where the electronic communication cannot be read or opened or where it contains a computer virus.

18.16                 When two (or more) valid but differing appointments of proxy are received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly received (regardless of its date or the date of its execution or submission) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly received, none of them shall be treated as valid in respect of that share.

19                                  TERMINATION OF PROXY’S AUTHORITY

19.1                        The termination of the authority of a person to act as proxy must be notified to the Company in writing.

19.2                        The termination of the authority of a person to act as proxy does not affect:

(a)              whether that person counts in deciding whether there is a quorum at a meeting, the validity of anything that person does as chairman of a meeting or the validity of a poll demanded by that person at a meeting unless the Company receives notice of termination before the commencement of the meeting; and

(b)              the validity of a vote given by that person unless the Company receives notice of termination before the commencement of the meeting or adjourned meeting at which the vote is given or, in the case of a poll taken more than 48 hours after it is demanded, before the time appointed for taking the poll.

19.3                        The notice of the termination must be received at an address that is specified in the form of proxy or, if the appointment of the proxy was sent by electronic means, at an address that is specified or deemed to be specified in such form of proxy or, in either case, in the notice convening the meeting or any document sent therewith.

20                                  CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise any person or persons to act as its representative or representatives at any General Meeting of the Company or of any class of Members thereof. The Directors or the Secretary or the person authorised may require evidence of the authority of a corporate representative before permitting him to exercise his powers. Any corporation which is a member of the Company and is represented at a meeting of the Company by a representative or representatives authorised as aforesaid shall be deemed to be a Member present in person at such meeting.

21                                  DIRECTORS

21.1                        Until otherwise determined by a General Meeting the number of Directors (other than alternate directors) shall not be less than two. The Company may by ordinary resolution from time to time vary the minimum and maximum number of Directors.

21.2                        The Board may from time to time and at any time appoint any other person who is permitted by the Statutes to be a Director either to fill a casual vacancy or by way of addition to the Board but so that the total number of Directors does not exceed the maximum number fixed by or in accordance with these Articles. A Director so appointed shall hold office only until the annual General Meeting following next after his appointment, when he shall retire, but shall then be eligible for re-election. A Director so retiring shall not be taken into account in determining the number of Directors to retire by rotation at such meeting in accordance with Article 26.2.

21.3                        A Director shall not require a share qualification, but shall nevertheless be entitled to attend and speak at any General Meeting of, or at any separate meeting of the holders of any class of shares in, the Company.

21.4                        There shall be paid out of the funds of the Company to the Directors of the Company (other than Directors appointed to an executive office or alternate directors) such remuneration (by way of fee) for their services to the Company as the Directors may determine, such sum to be deemed to accrue from day to day and to be divided among such Directors in such proportion and manner as they may agree or, in default of agreement, equally provided that any such Director holding the office of Director for part of a year shall unless otherwise agreed be entitled only to a proportionate part of such remuneration, save that unless otherwise approved by ordinary resolution of the Company in General Meeting the aggregate of the remuneration (by way of fee) of all the Directors shall not exceed £500,000 per annum. The Company may by ordinary resolution increase the amount of the fees payable under this Article either permanently or for a year or longer term.

21.5                        The Directors shall be entitled to be repaid all travelling, hotel and other incidental expenses properly incurred by them respectively in and about the performance of their duties as a Director, including, without limitation, their expenses of travelling to and from Board or Committee or General Meetings or separate meetings of the holder of a class of shares or debentures or any other meetings of any kind which he attends in his capacity as a Director of the Company.

21.6                        The Board may grant special remuneration to any member thereof who, being called upon, serves on any committee or who shall render any special or extra services to the Company which in the opinion of the Board are outside the scope of the ordinary duties of a Director. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration (if any) as a Director, and may be payable by way of a lump sum participation in profits or otherwise as the Board shall determine.

22                                  INTERESTS OF DIRECTORS

22.1                        A Director may hold any other office or place of profit under the Company (except that of auditor) in conjunction with his office of Director and subject to Section 188 of the 2006 Act on such terms as to remuneration and otherwise as the Board shall arrange. Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as auditor or auditors of the Company.

22.2                        Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor subject to the interest of the Director concerned being duly declared as required by Article 22.4 shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be liable to be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

22.3                        A Director may hold office as a director or other officer of or be otherwise interested in any other company of which the Company is a member or in which the Company is otherwise interested and unless otherwise agreed shall not be liable to account to the Company for any remuneration or other benefits receivable by him as a director or officer of, or by virtue of his interest in, such other company.

22.4                        Without prejudice to the requirements of the Statutes, a Director, including an alternate Director, who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Board. In the case of a proposed contract the declaration shall be made at the meeting of the Board at which the question of entering into the contract is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract, at the next meeting of the Board held after he became so interested. In a case where the Director becomes interested in a contract after it is made the declaration shall be made at the first meeting of the Board held after the Director becomes so interested. In a case where the Director is interested in a contract which has been made before he was appointed a Director the declaration shall be made at the first meeting of the Board held after he is so appointed. For the purposes of this Article a general notice given to the Board by a Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice be made with that company or firm, or he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him (within the meaning of Section 252 of the 2006 Act) shall (if such Director shall give the same at a meeting of the Board or shall take reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given) be deemed a sufficient declaration of interest in relation to any contract so made. In this Article the expression “contract” shall be construed as including any transaction or arrangement, whether or not constituting a contract.

22.5                        The Board shall have power and shall be enabled, subject to and in accordance with the remaining provisions of this Article and Articles 22.6 to 22.15, to authorise (an “Authorisation”) any matter which would or might constitute or give rise to any breach of the duty of a Director under Section 175 of the 2006 Act to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it).

22.6                        An Authorisation shall only be effective where:

(a)              the resolution in respect of the Authorisation is proposed for consideration at a Board meeting in accordance with the Board’s normal procedures or in such other manner as the Board may determine, or is proposed by way of a written resolution of the Directors (and which written resolution may be passed without requiring the signature of the persons referred to in paragraph (c) below);

(b)              reasonable details of the matter or situation to the Authorisation relates were disclosed to the Board; and

(c)               in accordance with Section 175(6) of the 2006 Act, the Authorisation is agreed to without counting in the quorum for the relevant Board meeting, or counting any votes on the Authorisation cast by, any of the following (all or any of which persons may, if the other Directors present so decide, be excluded from the relevant Board meeting while the proposal to provide an Authorisation is under consideration):

(i)               the Director to which the Authorisation relates;

(ii)              any Director who is a “connected person” of the Director to which the Authorisation relates, as such term is defined in Section 252 of the 2006 Act); and

(iii)           any Director who is an “other interested director” for the purposes of Section 175(6)(a) of the 2006 Act,

but otherwise an Authorisation may be proposed and resolved upon by the Board in such manner as the Board deems at its absolute discretion to be appropriate.

22.7                        An Authorisation may be given in respect of:

(a)              a person who is to be, or is proposed to be, appointed as a Director, with regard to such appointment; or

(b)              an appointed Director with regard to his continuing performance of his duties,

or otherwise as the Board may determine.

22.8                        An Authorisation may be given subject to such terms and conditions as the

Board determines at its absolute discretion, and the relevant Director shall comply with all such terms and conditions, and which may (but need not) include all or any of the following (but without limitation to any other limitations, terms and conditions as may be imposed by the Board):

(a)              the period for which the Authorisation shall subsist, or any date or event upon which it shall expire or be modified;

(b)              any events, matters or consequences which do not fall within the Authorisation or whereby a further Authorisation shall be required;

(c)               the exclusion of the relevant Director from receipt of or access to certain information or documentation of the Company connected with the matter to which the Authorisation relates (including any general classes or categories of information or documentation);

(d)              the exclusion of the relevant Director from discussions (whether at Board meetings, general meetings of the Company or otherwise) connected with the matter to which the Authorisation relates, and whether the relevant Director may count in the quorum for and/or vote upon any matter to which the Authorisation relates at Board meetings (in which case such terms shall prevail over any other provisions of these Articles); and

(e)               requirements with respect to the disclosure of confidential information of the Company to any other person, or the disclosure of confidential information of any other person to the Company (and which may include permitting the relevant Director not to disclose confidential information of another person to the Company).

22.9                        The Board shall ensure that the terms of each Authorisation are recorded in writing and a copy retained by the Company (but the Authorisation shall be effective whether or not the terms are so recorded).

22.10                 The Board may revoke or vary an Authorisation at any time, but this shall not affect anything done or omitted to be done by the relevant Director in accordance with the terms of the Authorisation prior to receiving notice of the revocation or variation.

22.11                 Save as provided in any terms and conditions determined by the Board in accordance with Article 22.8 above, an Authorisation shall be deemed to be given to the fullest extent permissible at law, and shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of or in connection with the matter so authorised.

22.12                 Articles 22.5 to 22.15 shall constitute a provision for the purposes of Section 175(5)(b) of the 2006 Act, but for the avoidance of doubt shall not apply in respect of any situation where a Director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company.

22.13                 A Director shall not (save as may otherwise be agreed by him or may be provided by terms and conditions determined by the Board) be liable to account to the Company for any remuneration, profit or other benefit resulting from any matter to which the Authorisation relates, and no contract shall be liable to be avoided on the grounds of any such profit or benefit, nor shall the receipt of any such remuneration, profit or other benefit constitute a breach of Section 176 of the 2006 Act.

22.14                 A Director shall not be in breach of the general duties he owes to the Company under the 2006 Act by virtue of the fact that pursuant to the terms of an Authorisation he:

(a)              absents himself from Board meetings or other proceedings of the Board at which matters relating to the conflict of interest or possible conflict of interest will or may be discussed; or

(b)              makes arrangements not to receive, or refrains from considering, any documents relating to the conflict of interest or possible conflict of interest, or makes arrangements for a professional adviser to receive any such documents on his behalf, for so long as he reasonably believes the matter to which the Authorisation relates subsists.

22.15                 The provisions of Articles 22.5 to 22.15 are without prejudice to any equitable principle or rule of law which may excuse a Director from:

(a)              disclosing information in circumstances where disclosure would otherwise be required under these Articles or otherwise; or

(b)              attending meetings or discussions or receiving documents or information in circumstances where such attendance or receiving would otherwise be required under these Articles.

22.16                 Any reference to a conflict of interest in Articles 22.5 to 22.15 shall include a conflict of interest and duty, and a conflict of duties, and any reference to an interest includes both direct and indirect interests.

22.17                 If any question arises at any meeting as to whether an interest of a Director (other than the Chairman’s interest) shall reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the Chairman of the meeting. The Chairman’s ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned (so far as it is known to him) has not been fairly disclosed to the Board.

22.18                 If any question arises at any meeting as to whether an interest of the Chairman shall reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of the Chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive except in a case where the nature or extent of the interest of the Chairman (so far as it is known to him) has not been fairly disclosed to the Board.

22.19                 For the purposes of Articles 22.5 to 22.15, in relation to an alternate Director, the interest of his appointor is treated as the interest of the alternate Director in addition to any interest which the alternate Director otherwise has.

22.20                 The Company may by ordinary resolution suspend or relax the provisions of Articles 22.5 to 22.15 to any extent. Subject to the Statutes, the Company may by ordinary resolution ratify any transaction or arrangement not properly authorised by reason of a contravention of Articles 22.5 to 22.15.

22.21                 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any interest which (together with any interest of any person connected with him) is to his knowledge a material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise through the Company or in respect of which he has any duty which conflicts with his duty to the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution in respect of which he is debarred from voting.

22.22                 A Director shall (in the absence of some other interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters namely:

(a)              the giving of any security, guarantee or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

(b)              the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c)               any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in which he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(d)              any proposal concerning any other company in which he is interested (as defined in the Statutes) directly or indirectly and whether as an officer or shareholder or otherwise howsoever: provided that he (together with any person connected with him within the meaning of Section 252 of the 2006 Act) is not the holder or beneficially interested in 1% or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(e)               any proposal concerning the adoption modification or operation of a superannuation fund or retirement, death or disability benefits scheme or employees’ share scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by HM Revenue & Customs for taxation purposes and which does not award him any privilege or benefit not awarded to the employee to whom the scheme relates;

(f)                any contract arrangement or proposal for the benefit of employees of the Group under which the Director benefits in a similar manner as the employees and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to which such contract arrangement or proposal relates;

(g)               an insurance arrangement which subject to the provisions of the Statutes the Company proposes to maintain or purchase for the benefit of a Director or for the benefit of any persons including Directors against liabilities incurred in connection with the discharge of that Director’s duties or exercise of his powers in relation to his duties in respect of the Company.

22.23                 Where proposals are under consideration concerning the appointment

(including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 22.21) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

22.24                 If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be determined by a majority of votes of the remaining Directors present at the meeting and in the case of an equality of votes the Chairman (unless he be the Director the materiality of whose interest or the entitlement of whom to vote shall be in issue) shall have a second or casting vote and their ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

22.25                 The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

22.26                 Subject to the Statutes, the Company may by ordinary resolution suspend or relax to any extent, in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the Board or of a committee of the Board.

23                                  MANAGING AND OTHER EXECUTIVE DIRECTORS

23.1                        Subject to the Statutes, the Board may from time to time appoint one or more of its body to be the holder of any executive office, including the office of Managing or Joint or Assistant Managing Director, on such terms and for such period as it may determine.

23.2                        The appointment of any Director to any executive office shall be capable of being terminated by the Board at any time, unless the contract or resolution under which he holds office shall expressly state otherwise, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

23.3                        A Director holding any executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise as the Remuneration Committee (if established) or the Board (if no Remuneration Committee is in existence at the time) may determine.

23.4                        The Board may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Board upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

23.5                        The Company shall not (and the Board shall exercise all voting and other rights and power of control exercisable by the Company in respect of its subsidiary companies so as to secure that none of its subsidiary companies shall) grant any contract of service to any such Managing Director or such other officer as is referred to in Article 23.1 or any proposed Managing Director or such other officer as aforesaid which is or may be longer than 2 years in accordance with Section 188 of the 2006 Act except with the previous sanction of the Company in General Meeting given in accordance with that Section.

24                                  POWERS OF DIRECTORS

24.1                        The business of the Company shall be managed by the Board, which may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercisable and done by the Company, and as are not by the Statutes or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statutes, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in General Meeting but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

24.2                        The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of two or more Directors and (if thought fit) one or more other persons, provided that:

(a)              a majority of the members of a committee shall be Directors; and

(b)              no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors.

24.3                        The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

24.4                        Subject to a committee being quorate pursuant to Article 24.2(b), the meetings and proceedings of a committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations made by the Board pursuant to Article 24.2.

24.5                        The Board may establish any local boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such local boards or any managers or agents and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby and no person so appointed shall for any purpose be deemed to be a Director of the Company.

24.6                        The Board may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit and any such powers of attorney may contain such provisions whether for the protection and conveniences of persons dealing with any such attorney or otherwise to sub-delegate all or any of the powers, authorities and discretions vested in him.

24.7                        The Company or the Board on behalf of the Company may exercise all the powers of Section 49 of the 2006 Act, relating to official seals for use abroad, and any such seal shall be affixed by the authority and in the presence of, and the instrument sealed therewith shall be signed by, such persons as the Board shall from time to time by writing under the Seal appoint.

24.8                        The Board may establish, maintain, participate in or contribute to or procure the establishment, maintenance of, participation in or contribution to any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business or of any company which is a holding company or a subsidiary of the Company or who may be or have been Directors or officers of the Company or of any such other company as aforesaid and who hold or have held executive positions or agreements for service with the Company or any such other company, and the spouses, widows or widowers, families and dependants of any such persons. The Board may also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such person as aforesaid, and make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Any Director who holds or has held any such executive position or agreement for service shall be entitled to participate in and retain for his own benefit any such donations, gratuity, pension, allowance, benefit or emolument.

24.9                        The Board may also establish and maintain any employees’ share scheme share option or share incentive scheme approved by ordinary resolution whereby selected employees of the Company or of any company which is a subsidiary of the Company are given the opportunity of acquiring shares in the capital of the Company on the terms and subject to the conditions set out in such scheme and establish and (if any such scheme so provides) contribute to any scheme for the purchase by or transfer allotment or issue to trustees of shares in the Company or its holding company to be held for the benefit of employees (including Directors and officers) of the Company and subject to the Statutes lend money to such trustees or employees to enable them to purchase such shares provided that if any shares are to be issued to employees or trustees under the provisions of any such scheme pursuant to which the rights attaching to such shares shall be altered or varied then any such scheme shall be approved by special resolution and these Articles shall be deemed to be altered so far as appropriate by the special resolution approving such scheme.

24.10                 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

25                                  POWERS OF BORROWING AND MORTGAGING

25.1                        The Board may exercise all the powers of the Company to borrow money, and to mortgage or charge all or part of its undertaking, property and assets both present and future, including uncalled capital, and to issue debentures, and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

25.2                        The Board may mortgage or charge all or any part of the Company’s undertaking, property and uncalled capital and may issue or sell any bonds, loan notes, debentures or other securities whatsoever for such purposes and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as it may think proper including a right for the holders of bonds, loan notes, debentures or other securities to exchange the same for shares in the Company of any class authorised to be issued.

26                                  ROTATION, RETIREMENT AND REMOVAL OF DIRECTORS

26.1                        The office of a Director shall be vacated if:

(a)              he ceases to be a Director by virtue of any provision of the Statutes or he becomes prohibited by law from being a Director; or

(b)              he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)               he is, or may be, suffering from mental disorder and:

(i)                 he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or any equivalent legislation; or

(ii)              an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)              he becomes physically or mentally incapable of performing the functions of a Director and the Board shall resolve that he be disqualified; or

(e)               in the case of a Director holding executive office subject to the terms of any contract between him and the Company, he resigns his office by notice in writing to the Company; or

(f)                he shall for more than 6 consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board shall resolve that his office be vacated; or

(g)               he shall be removed from office by notice in writing served on him signed by all his co-Directors but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company; or

(h)              he becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a Director; or

(i)                  he shall be removed from office by ordinary resolution of the Company in General Meeting in accordance with the Statutes.

26.2                        At the annual General Meeting in every year one-third of the Directors for the time being (other than those retiring in accordance with Articles 21.2) or if their number is not a multiple of 3 then the number nearest to but not exceeding 33.3% shall retire from office: provided always that if in any year the number of Directors (other than those retiring as aforesaid) is two, one of such Directors shall retire, and if in any year there is only one Director (other than those retiring as aforesaid) that Director shall retire.

26.3                        The Directors to retire at the annual General Meeting in every year shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be the Directors who have been longest in office since their last election. As between Directors of equal seniority, the Directors to retire shall in the absence of agreement be selected from among them by lot. A retiring Director shall be eligible for re-election and shall act as a Director throughout the meeting at which he retires.

26.4                        The Company at the annual General Meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring Director shall if offering himself for re-election be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

26.5                        No person not being a Director retiring at the annual General Meeting shall, unless recommended by the Board for election, be eligible for election to the office of Director at any General Meeting unless, not less than 7 nor more than 21 days before the day appointed for the meeting there shall have been given to the Secretary notice in writing by some Member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing, signed by the person to be proposed, of his willingness to be elected.

26.6                        Subject to the provisions of these Articles the Company may from time to time in General Meeting appoint new Directors and increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office.

26.7                        Subject to the 2006 Act, the Company may by ordinary resolution remove any Director before the expiration of his period of office, and may, subject to these Articles, by ordinary resolution appoint another Director in his place. A person appointed in place of a Director so removed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

26.8                        Every resolution of a General Meeting for the appointment or election of a Director shall relate to one named person and a single resolution for the appointment or election of two or more persons as Directors shall be void, unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it.

27                                  PROCEEDINGS OF THE BOARD

27.1                        The Board or any Committee of the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, and determine the quorum necessary for the transaction of business. Meetings of the Board or of any committee of the Board may take place in any part of the world and may take place via telephonic communication, video conference or similar means of communication notwithstanding that the Directors or Committee members present may not all be meeting in one particular place. Unless otherwise determined by the Board two Directors shall be a quorum. For the purposes of this Article an alternate Director shall be counted in a quorum but so that not less than two persons shall constitute the quorum.

27.2                        A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Board. Unless all the Directors by resolution in writing resolve otherwise, it shall be necessary to give notice (which need not be in writing) of a meeting of the Board to any Director whether or not for the time being he is absent from the country in which the meeting is proposed to take place. Notwithstanding the foregoing neither the accidental failure to give notice of a meeting of the Board to any Director nor the non-receipt in any case of such notice if given shall invalidate such meeting or any resolution passed or business transacted thereat.

27.3                        Questions arising at any meeting of the Board or any Committee of the Board shall be decided by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote.

27.4                        The Board or any committee of the Board may from time to time elect a Chairman or Deputy-Chairman, who shall preside at its meetings on such terms and for such periods as they may determine, but if no such Chairman or Deputy-Chairman be elected, or if at any meeting the Chairman or Deputy-Chairman is not present within 5 minutes after the time appointed for holding the a meeting, the Board or Committee shall choose one of its number to be Chairman of such meeting.

27.5                        The Board may delegate any of its powers, including authority to affix the Seal to any document, to Committees consisting of such members, or member, of its body as it thinks fit. Any Committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of Directors.

27.6                        Any Committee shall have power unless the Board directs otherwise to co-opt as a member or members of the Committee for a specific purpose any person or persons not being members of the Board or of the Company, provided that no person shall be co-opted pursuant to this Article if as a result of his appointment the number of persons so co-opted would be equal to or greater than the number of members of such Committee who are Directors and no resolution passed at a meeting of such Committee shall be effective unless a majority of the members of such Committee present at the meeting are Directors.

27.7                        All acts bona fide done by any meeting of the Board or of a Committee of the Board or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid or that they or any of them were disqualified or had ceased to be Directors or a Director, be as valid as if every such person had been duly appointed and was qualified to be and had continued to be a Director.

27.8                        The Board shall cause proper minutes to be made of all General Meetings of the Company and also of all appointments of officers and of the proceedings of all meetings of the Board and Committees of the Board, and of the attendances thereat, and all business transacted at such meetings, and any such minutes of any meeting, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting of the Company or of the Board or Committee, shall be conclusive evidence without any further proof of the facts therein stated.

27.9                        A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board shall be as effective for all purposes as a resolution passed at a meeting of the Board duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors and so that any such resolution or document signed by an alternate Director shall be deemed to have been signed by the Director who appointed such alternate Director.

27.10                 Any resolution in writing for the purposes of Article 27.9 may consist of several documents in the like form each signed by or on behalf of one or more of the Directors and any such document may be in the form of a telex, fax or in any other legible form sent by any other similar method of transmission or by electronic communications. Unless the contrary shall be proved, any such document shall be deemed to be duly and validly signed by the person or persons purporting to sign the same and whose name appears in the text as the person signing the same.  Where electronic communications are used, no signature is necessary, subject to any terms and conditions the Board may decide.

27.11                 A meeting of the Board or a Committee of the Board may consist of a conference between Directors some or all of whom are in different places, if, when the meeting proceeds to business, it appears that the following conditions are satisfied in relation to sufficient Directors to form a quorum:

(a)              each such Director can hear every other Director addressing the meeting; and

(b)              each  such  Director  can,  if  he  wishes,  address  every  other  Director simultaneously,

whether by word of mouth, by conference telephone, video conference or by any other form of communications equipment (whether in use at the date of the adoption of these Articles or developed subsequently) or by a combination of these methods. Such a meeting is deemed to take place at the place where the largest number of participating Directors is assembled or, if this is not readily identifiable, at the location at which the Chairman of the meeting participates.

27.12                 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the quorum of Directors, the continuing Directors or Director may act for the purpose of filling up vacancies in their body or of summoning General Meetings of the Company, but not for any other purpose.

28                                  ALTERNATE DIRECTORS

28.1                        A Director (other than an alternate Director) may from time to time by writing under his hand appoint another Director or any other person to be his alternate but no such appointment of any person not being a Director shall be operative unless and until approved by the Board. Every such alternate shall

(subject to his giving to the Company an address in the United Kingdom at which notice may be served upon him) be entitled to notice of meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him in his absence, but it shall not be necessary to give notice of such a meeting to an alternate Director who is absent from the United Kingdom. If the alternate Director is a Director or if he shall attend a meeting as an alternate for more than one Director his voting rights shall be cumulative but he shall not be counted more than once in a quorum. Every such alternate shall also be entitled in the absence of the Director appointing him to sign on his behalf a resolution in writing of the Directors. An alternate Director shall be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director but shall not (unless the Company by ordinary resolution determines) in respect of his office of alternate Director be entitled to receive any remuneration or fee from the Company. An alternate Director shall  be entitled to be indemnified by the Company to the same extent as if he were a Director. An alternate Director shall not be required to hold any shares in the Company. A Director may in writing (to be deposited or delivered to the Office or, in the case of an electronic communication, to the number or address which has been specified by the Company for the purpose of receiving such electronic communications) at any time revoke the appointment of an alternate appointed by him. If a Director dies or ceases to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided that if any Director retires at any General Meeting (whether by rotation or otherwise) but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired. An alternate Director shall not be deemed to be the agent of his appointor, but shall be deemed to be an officer of the Company and shall alone be responsible for his own acts and defaults. Notwithstanding the foregoing, unless he is already an officer of the Company in his own right, an alternate Director shall not, as such, have any rights or powers other than those mentioned in this Article.

28.2                        An alternate Director automatically ceases to be an alternate:

(a)              if there occurs in relation to him any of the events which, if he were a Director would cause his office to be vacated, including the delivery by the alternate of a written notice of resignation; or

(b)              his appointor’s office as Director is vacated,

provided that Article 28.2(b) does not apply where the appointor ceases to be a Director at a General Meeting but is reappointed or deemed to be reappointed at the same meeting.

29                                  THE SEAL

29.1                        The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board or a committee of the Board and except as hereinafter provided every instrument to which the Seal shall be so affixed shall be autographically signed by a Director and countersigned by a second Director or the Secretary or an Assistant Secretary or some other person appointed by the Board for such purpose and in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

29.2                        As respects certificates for shares, stock, debentures or other securities of the

Company issued from time to time the Board may by resolution authorise the same to be sealed by a securities seal and may determine that in connection with the sealing thereof the presence of such persons as are referred to in Article 29.1 and the signatures thereof or of either of them shall be dispensed with and/or that such signatures shall be affixed by some method or system of mechanical or electronic signature.

29.3                        Subject to compliance with the requirements of the 2006 Act the Board may authorise the adoption for use in any territory district or place elsewhere than in the United Kingdom as an official seal being a facsimile or electronic version of the Seal and may subject to compliance with the requirements of the 2006 Act give direction for the fixing of such official seal to deeds or instruments on behalf of the Company. Any deeds or instruments to which such a facsimile or electronic version of the Seal is affixed in accordance with Article 29.1 shall bind the Company for all purposes as if the Seal had been affixed thereto.

30                                  SECRETARY

30.1                        The Board shall from time to time appoint and may remove a Secretary or Joint Secretaries who shall be qualified in accordance with the provisions of the Statutes and may appoint and remove one or more Assistant Secretaries.

30.2                        Anything by the Statutes or these Articles required or authorised to be done by or to the Secretary may if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Joint Assistant or Deputy Secretary or, if there is no Joint Assistant or Deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board, provided that any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

31                                  AUTHENTICATION OF DOCUMENTS

31.1                        Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any Committee of the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the Company or of the Board or any Committee of the Board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes are or extract is a true and accurate record of proceedings at a duly constituted meeting.

32                                  REGISTERS

32.1                        The register of Directors and Secretaries, the register of charges, the Register, the register of interests in shares and all other associated registers and indices shall be kept in accordance with the Statutes and shall be open to the inspection of any member of the Company or of any other person without charge between the hours of 10 a.m. and noon on each day during which the same is bound to be open for inspection pursuant to the Statutes.

33                                  DIVIDENDS

33.1                        Subject to the Statutes and any preferential or other special rights for the time being attached to any special class of shares, the profits of the Company available for dividend in accordance with the Statutes which it shall from time to time determine to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company to the Members at the date of record in accordance with their respective rights and priorities.

33.2                        All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares (otherwise than amounts paid up in advance of calls) during any part or parts of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

33.3                        The Company in General Meeting may from time to time declare by ordinary resolution dividends but no such dividends shall (except as by the Statutes expressly authorised) be payable otherwise than out of the profits of the Company available for the purpose in accordance with the Statutes. No higher dividend shall be paid than is recommended by the Board and the declaration of the Board as to the amount of the profits at any time available for dividend shall be conclusive.

33.4                        Subject to the provisions of the Statutes the Board may if it thinks fit from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and the Board may also pay 6 monthly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if it is of the opinion that the profits justify the payment, provided the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

33.5                        Notwithstanding any other provision of these Articles the Directors may fix a date as the record date which holders of shares or other securities on the Company’s relevant registers shall be entitled to the receipt of any dividend, distribution, allotment or issue, notice, information and document, and such record date may be on or at any time within 6 months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made. All dividend and interest shall belong and be paid (subject to any lien of the Company) to those Members whose name shall be on the Register at the record date despite any subsequent transfer or transmission of shares. The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares contained in these Articles entitled to become a Member, or which any person is under these provisions entitled to transfer, until that person shall become a Member in respect of these shares or shall transfer them.

33.6                        With the sanction of a General Meeting, dividends may be paid wholly or in part in specie and may be satisfied in whole or in part by the distribution amongst Members, in accordance with their rights, of fully paid shares, debentures or other securities of the Company or of any other company, or of any other property suitable for distribution as aforesaid provided that no distribution shall be made which would amount to a reduction of capital except in the manner approved by law. The Board shall have full liberty to make all such valuations, adjustments and arrangements (including cash payments to Members upon the basis of the value fixed in order to adjust the rights of Members and vesting any specific assets in trustees upon trust for the persons entitled to the dividend), and to issue, in the case of certificated shares, all such certificates or documents of title as may in its opinion be necessary or expedient with a view to facilitating the equitable distribution amongst the Members of any dividends or portions of dividends to be satisfied as aforesaid or to giving them the benefit of their proper shares and interests in the property and no valuation, adjustment or arrangement so made shall be questioned by any Member.

33.7                        Subject as follows, the Directors may resolve that ordinary shareholders will be entitled to elect to receive an allotment of further Ordinary Shares (“a scrip dividend”) credited as fully paid in lieu of any cash dividend or any part of a cash dividend, subject to such exclusions or restrictions as the Directors may in their absolute discretion deem necessary or desirable in relation to compliance with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory.

The said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

The Directors shall determine the basis of allotment so that, as nearly as they consider convenient, the value of the further Ordinary Shares, including any fractional entitlement, equals the amount of the cash dividend which would otherwise have been paid.

For this purpose, the value of the further Ordinary Shares should be calculated by reference to the middle-market quotation, adjusted if necessary for the proposed dividend, as published by the London Stock Exchange, or the middle-market quotation of American Depositary Shares in NASDAQ for the five business days immediately preceding or following the announcement of the relevant cash dividend, as the Directors decide.

A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

The Directors shall give notice in writing to the ordinary shareholders of their rights of election in respect of the scrip dividend and of the procedure to be followed in order for an election to be made. In relation to uncertificated shares, the Directors may make such arrangements as they in their absolute discretion think fit (subject always to the facilities and requirements of the relevant system concerned).

Further Ordinary Shares shall be allotted in accordance with valid elections.

The Directors shall capitalise a sum equal to the aggregate nominal amount of the further Ordinary Shares to be allotted out of any sums available for the purpose which the Directors consider appropriate.

The further Ordinary Shares allotted shall rank pari passu in all respects with the  fully  paid  Ordinary  Shares  then  in  issue  except  only  as  regards participation in the relevant cash dividend or shares in lieu of that cash dividend. Unless the Directors otherwise determine (and subject always to the Regulations and the requirements of the relevant system concerned), the Ordinary Shares so allotted shall be issued as certificated shares (where the Ordinary Shares in respect of which they have been allotted were certificated shares  at  the  Scrip  Record  Time) or as  uncertificated  shares  (where  the Ordinary  Shares  in   respect   of  which   they  have  been   allotted   were uncertificated shares at the Scrip Record Time) provided that if the Company is  unable  under  the  facilities  and  requirements  of  the  relevant  system concerned to issue Ordinary Shares in respect of the person entitled thereto as uncertificated shares able to be evidenced and transferred without a written instrument,  such  shares  shall  be  issued  as  certificated  shares;  for  these purposes, “Scrip Record Time” means such time on the record date for determining the entitlements of Members to make elections as described in this Article, or on such other date, as the Directors may in their absolute discretion determine.

The Directors may resolve that the rights to elect for a scrip dividend shall not be made available to shareholders resident in a country or countries where, in the opinion of the Directors, compliance with local laws or regulatory requirements would be unduly burdensome.

The Directors may do anything which they consider necessary or expedient for the purpose of or in connection with the allotment or issue of further Ordinary Shares under this Article, and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment and incidental matters and any agreement made under such authority shall be effective and binding on all concerned, and may make any provisions which they think fit in the case of shares becoming distributable in fractions, including, in the case of uncertificated shares, the issue of fractional entitlements. The Directors may also include provisions under which all or any part of the benefit of fractional entitlements accrues to the Company rather than to the shareholders concerned.

The Directors may only make a scrip dividend available if:

(a)              the  Company  has  sufficient  unissued  shares  and  undistributed  profits  or reserves to give effect to the elections which could be made to receive the scrip dividend; and

(b)              the Company has by ordinary resolution authorised the Directors’ exercise of their powers under this Article in relation to the dividend concerned or in relation to any dividends which are declared or paid in respect of a particular financial year or period of the Company and which include the dividend concerned.

However, an ordinary resolution may not authorise the Directors to exercise their powers under this Article in relation to a dividend declared or paid in respect of a financial year or period commencing more than 5 years after the date on which the resolution is passed.

The Directors may, in their discretion, amend, suspend or terminate any offer which is in operation.

33.8                        Any dividend, instalment of dividend or interest or other moneys payable in cash in respect of any share may be paid by cheque or warrant payable to the order of the Member entitled thereto or (in the case of joint holders) of that Member whose name stands first on the Register in respect of the joint holding. Every such cheque or warrant shall (unless otherwise directed) be sent by post to the last registered address of the Member entitled thereto, and payment of the cheque or warrant shall be a good discharge to the Company for the same. Any such dividend or other moneys may also be paid by such other method (including, without limitation, direct debit, bank or other funds transfer system) as the Directors may in their absolute discretion think fit (subject always, in the case of uncertificated shares, to the facilities and requirements of the relevant system concerned where payment is to be made by means of such system) to or through such person as the holder or person entitled may in writing direct. If cheques or warrants in respect of dividends are returned undelivered or are left uncashed on two consecutive occasions the Board may determine that the Company shall cease sending such cheques or warrants by post to the Member or person concerned save, subject to these Articles, the Company shall recommence sending cheques or warrants or transferring funds or using other means of payment, as the case may be, in respect of dividends payable on these shares if the holder or person entitled by transmission claims the arrears of dividend in which event the Company shall resume payment of dividend (and arrears) as notified by the claimant, or in the absence of such notification, in the same manner in which payment was effected prior to the suspension of the payment of the dividend.  Every such cheque or warrant so sent and every payment so made shall be at the risk of the person entitled to the money represented thereby. Payment of a cheque or warrant by the bank on which it was drawn, the transfer of the funds by the bank instructed to make the same or the making of payment otherwise in accordance with this Article shall be a good discharge by the Company. The Company shall have no responsibility for any sums lost or delayed in the course of payment by a method selected by the Directors pursuant to this Article, or where it has acted on any directions given by the holder or person entitled.  Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other moneys payable on or in respect of a share may be declared or paid in such currency as the Directors may think fit or otherwise determine. The Directors may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met, in relation to the currency of any dividend. No unpaid dividend, interest or  other monies payable in respect of the shares in the capital of the Company shall bear interest as against the Company.

33.9                        The Board may deduct from any dividend or other moneys payable in respect of any shares held by a Member, either alone or jointly with any other Member, all such sums of money (if any) as may be due and payable by him either alone or jointly with any other person to the Company on account of calls or otherwise in respect of shares of the Company. The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply them in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

33.10                 All unclaimed dividends or other monies payable on or in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the payment of any such dividend into a separate account or the investment of such dividend shall not constitute the Company a trustee in respect thereof. No dividend shall bear interest as against the Company. Any dividend which has remained unclaimed for a period of 12 years from the date of declaration and payment thereof shall, if the Board so resolve, at the expiration of that period be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

33.11                 The Board may before recommending any dividend set aside out of the profits of the Company (including any premiums received upon the issue of debentures or other securities or rights of the Company) such sums as it thinks proper as a reserve fund or reserve funds which shall at the discretion of the Board be applicable for any purpose for which the profits of the Company may lawfully be applied, and pending such application the Board may employ the sums from time to time so set apart as aforesaid in the business of the Company or invest the same in such securities (other than the shares of the Company or its holding company) as it may select. The Board may also from time to time carry forward such sums as it may deem expedient in the interests of the Company not to divide.

34                                  CAPITALISATION OF PROFITS AND RESERVES

34.1                        The Company may, upon the recommendation of the Board, by ordinary resolution resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account and any capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and accordingly that the Board be authorised and directed to appropriate the sum resolved to be capitalised to the Members in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Members in the proportions aforesaid or partly in one way and partly in the other, provided that a sum standing to the credit of a share premium account or a capital redemption reserve fund may only be applied hereunder in the paying up of unissued shares to be allotted to Members as fully paid.

34.2                        The Company in General Meeting may on the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid shares to those members of the Company for the time being who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions) and the Board shall give effect to such resolution.

34.3                        The Company may upon recommendation of the Board, by ordinary resolution, resolve to issue Ordinary Shares pursuant to the exercise of warrants issued by the Company pursuant to a warrant instrument executed by the Company on 17 June 2016 by way of a non-pre-emptive bonus issue of Ordinary Shares to the relevant warrantholder, paid up in full by the capitalisation of any sum standing to the credit of any of the Company’s reserve accounts from time to time (including any share premium account, any capital redemption reserve, or other permitted distributable reserve from time to time) or any sum standing to the credit of the profit and loss account or otherwise available for distribution from time to time.

34.4                        Whenever such a resolution as aforesaid is passed, the Board shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision by the issue of certificates in respect of fractional entitlements or by payment in cash or otherwise as it thinks fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members interested into any agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares to which they may be entitled upon such capitalisation and any agreement made under such authority shall be effective and binding on all such Members.

35                                  ACCOUNTS

35.1                        The Board shall cause proper accounts and accounting records to be kept and the provisions of the Statutes in this regard shall be complied with. The books of account and accounting records shall be kept at the Office or subject to the provisions of the Statutes at such other place or places as the Board thinks fit and shall always be open to the inspection of any Director.

35.2                        The Board shall from time to time determine whether in any particular case or class of cases or generally and to what extent and at what times and places and under what conditions or regulations (subject to the provisions of the Statutes) the accounts and books of the Company or any of them, shall be open to the inspection of Members, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by Statute or authorised by the Board or by a resolution of the Company in General Meeting or under an order of a Court of competent jurisdiction.

35.3                        The Board shall in accordance with the provisions of the Statutes cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

35.4                        A printed copy of every Directors’ report and ‘auditor’s report accompanied by the balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be attached or annexed thereto) shall not less than 21 days before the date of the meeting be delivered or sent to every shareholder and to every holder of debentures of the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that this Article shall not require a copy of such documents to be sent to any person to whom the Company is not required to send the same nor to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures, but any Member or debenture holder to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. Whenever all or any of the shares in or debentures or securities of the Company are listed or dealt in on any stock exchange in the United Kingdom or the United States of America, there shall at the same time be forwarded to the appropriate officer of such stock exchange such number of copies of such documents as may for the time being be required under its regulations or practice.

35.5                        Every account of the Company, when audited and approved by an annual General Meeting, shall be conclusive.

36                                  AUDIT

36.1                        In accordance with the requirements of the Statutes the accounts of the Company shall be examined and the truth and fairness of the balance sheet, profit and loss account and group accounts (if any) reported on by an auditor or auditors.

36.2                        Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Statutes. Subject to the provisions of the Statutes, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

36.3                        The ‘auditors’ report shall be read before the Company in General Meeting and shall be open to inspection as required by the Statutes. The auditor or auditors shall be entitled to attend any General Meeting and to receive notices of and other communications relating to any General Meeting which any Member is entitled to receive, and to be heard at any General Meeting on any part of the business of the Meeting which concerns him or them as auditor or auditors.

37                                  UNTRACED SHAREHOLDERS

37.1                        The Company shall be entitled to sell at the best price reasonably obtainable any shares of a Member or any shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:

(a)              during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 37.1(b) below (or, if published on different dates the earlier or earliest thereof) at least 3 dividends in respect of the Shares in question have become payable and all warrants and cheques in respect of the Shares in question sent in the manner authorised by these Articles have been returned or remained uncashed and unclaimed or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder; and

(b)              the Company on expiry of the said period of 12 years shall have inserted advertisements (which if not published on the same day, shall have been published within 30 days of each other), both in a  leading national newspaper published in the United Kingdom and in a newspaper circulating in the area of the last known address of the Member or person entitled by transmission or the registered address as appearing in the Register of such Member, giving notice of its intention to sell the said shares; and

(c)               during the said period of 12 years and the period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company shall not have received indication, either of the whereabouts or of the existence of such Member or person and no dividend which has become payable during that period has been claimed; and

(d)              notice shall have been given to the London Stock Exchange of its intention to make such sale, if shares of the class concerned are listed or dealt in on that exchange.

37.2                        To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The person so appointed may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the book of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

37.3                        If during the period of 12 years referred to in Article 37.1(a), or during any period ending on the date when all the requirements of Articles 37.1(a) to (c) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 37.1(b) and (c) have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

38                                  NOTICES

38.1                        A notice or other document may be served by the Company upon any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or by delivering it to or leaving it at that address addressed as aforesaid, or by electronic communications (except for share certificates) to a number or address used for the purpose of such communications notified by the Member in writing or by any other means, including making it available on a website, provided such other means has been authorised in writing by the Member concerned.

38.2                        All notices directed to be given to the Members shall with respect to any share to which persons are jointly entitled be given to whichever of such persons is named first in the Register, and notice given shall be sufficient notice to all the holders of such share.

38.3                        Any Member described in the Register by an address not within the United Kingdom who shall from time to time give the Company an address within the United Kingdom at which notices may be served upon him or an address to which notices or other documents may be sent in electronic form shall be entitled to have notices served upon him at such address and, without prejudice any notice of a General Meeting which is in fact or purports to be given to such members shall be ignored for the purpose of determining the validity of the proceedings at such General Meeting, but otherwise no such Member shall be entitled to receive any notice from the Company.

38.4                        A Member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive any document, information or notice from the Company except to the extent that the Directors decide to send a document, information or a notice to that Member or custodian at a Depositary by electronic means and that Member or custodian at the Depositary has consented (or is deemed to have consented) to the sending of that document, information or notice by electronic means and has, where necessary, notified the Company of an address for that purpose.

38.5                        Any summons, notice, order or other document required to be sent to or served upon the Company or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid registered letter addressed to the Company or to such officer, at the Office, or sent or delivered by electronic communications to a number or address used for the purpose of such communications notified by the Company in its communications to Members for this purpose. If a notice or document is sent to the Company by electronic communications, it is treated as being delivered at the time it was received. Electronic communications received by the Company which cannot be read or opened or which contain a computer virus will not be treated as being received.

38.6                        Save as otherwise provided by the Act or by these Articles any notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given. Any notice or other document if served by first class post shall be deemed to have been served on the day following and if served by second class post shall be deemed to have been served on the second day following and if served by airmail shall be deemed to have been served on the second day following that on which the letter containing the same is put into the post, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or prepaid registered letter as the case may be. Any notice or other document served or delivered by the Company by an electronic communication shall be deemed to have been duly served or delivered at the time it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.  A Member present either in person or by proxy, or in the case of a corporate member by duly authorised representative, at any meeting of the Company or holders of any class of shares shall be deemed to have received notice of the meeting and, where requisite, of the purpose for which is was called.

38.7                        Any notice sent by a relevant system shall be deemed to have been delivered when the Company, or sponsoring system participates acting on its behalf, sends the issuer instructions relating to the notice or document.

38.8                        Any notice or document delivered or sent by post to or left at the registered address of any Member or sent or delivered by an electronic communication to any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall, at the time of the service of the notice or document, have been removed from the Register as the holder of the share and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save where expressly provided, any document, information or notice sent by post to, left at or sent or supplied using electronic means to the address of any Member in pursuant of these Articles shall, even if the Member is then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly sent or supplied in respect of any share registered in the name of such Member as sole or first-named joint-holder.

38.9                        Any notice required to be given by the Company to the Members or any of them, and not provided for by or pursuant to these Articles shall be sufficiently given by advertisement which shall be inserted once in at least one leading United Kingdom national newspaper. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement appears.

38.10                 If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post and the Board has resolved that it is necessary to do so in the interests of the Company, a General Meeting may (subject in the case of an annual General Meeting to Sections 433 to 436 of the 2006 Act) be convened by a notice advertised on the same date in at least one leading United Kingdom national daily newspaper and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisements appear or if the same appear on different days, at noon on the last of the days when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least 5 days prior to the meeting the posting of notices again becomes practicable.

38.11                 Without prejudice to any other Articles, the accidental failure to send any document, notice or information to or the non-receipt of any document, notice or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

38.12                 Nothing in Articles 38.1 to 38.11 shall affect any provision of the Statutes or any other legislation requiring notices or documents to be delivered in a particular way.

39                                  WINDING UP

39.1                        If the Company shall be wound up (whether the liquidation is altogether voluntary, under supervision or by the Court) the liquidator may, with the authority of a special resolution and any other sanction or authority required by the Statutes, including, the Insolvency Act 1986, divide among the Members (excluding the Company itself to the extent it is a Member by virtue only of its holding of shares as treasury shares) in proportion to their shareholdings in specie or in kind the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Member shall be compelled by the liquidator to accept any assets in respect of which there is attached a liability or potential liability.

40                                  INDEMNITY

40.1                        Subject always to the provisions of the Statutes, and without prejudice to any protection from liability which may otherwise apply, the Company may, at its discretion and subject to any policies adopted by the Directors from time to time, indemnify every Director or other officer or auditor of the Company or associated company (as defined in Section 256 of the 2006 Act) out of the assets of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or in relation to the actual or purported execution of the duties of his office or the exercise or purported exercise of his powers or otherwise in relation thereto, including any liability incurred by him in defending any actual or threatened criminal, regulatory or civil proceedings, provided that no such indemnity shall be provided in respect of any liability incurred:

(a)              by a Director:

(i)                 to the Company or any associated company of the Company;

(ii)              to pay a fine imposed in any criminal proceedings or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature (however arising);

(iii)           in defending any criminal proceedings in which he is convicted;

(iv)          in defending any civil proceedings brought by the Company, or an associated company of the Company, in which judgment is given against him; or

(v)             in connection with any application for relief under the Statutes in which the court refuses to grant him relief; or

(b)              by an auditor in defending any proceedings (whether civil or criminal) in which judgment is given against him or he is convicted.

40.2                        The Company may at its discretion provide a Director or other officer with funds, or otherwise arrange, to meet expenditure incurred or to be incurred by him or to enable him to avoid incurring such expenditure in defending any criminal or civil proceedings or defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or in connection with any application for relief under the Statues arising in relation to the Company or an associated company by virtue of the actual or purported execution of the duties of his office or the exercise or purported exercise of his powers or otherwise in relation thereto, provided that such funds may only be made available in accordance with the provisions of the Statutes, including on the terms that such funds shall be repaid by the Director or other officer to the Company in the circumstances required by the Statutes, where relevant, or in any other circumstances the Company may prescribe, or where the Company otherwise reserves the right to require repayment, at any time, and the Company at its discretion exercises such right.

40.3                        Articles 40.1 and 40.2 shall permit the Company to give such indemnities and to provide such funding to any persons who were formerly a Director or other officer of the Company where the proceedings brought against him relate to any act or omission alleged to have been committed or to have occurred at a time during which he held such office.

40.4                        Without prejudice to the provisions of Articles 40.1 to 40.3, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company in which the Company or any of the predecessors of the Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary undertaking are interested, including, (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund. For the purposes of this Article “subsidiary undertaking” shall have the meaning assigned to it in Section 1162 of the 2006 Act.

41                                  POWER TO APPOINT A PRESIDENT OF THE COMPANY

41.1                        The Board shall have power to appoint any person deemed by the Board to be fit for such appointment to be the President of the Company and any person so appointed shall hold office for life or for such other lesser period as from time to time shall be determined by the Board. If the President is appointed otherwise than from among the Directors then, while he shall not be counted in the quorum at any meeting of the Directors nor shall be entitled to vote on any matter decided at any such meeting or otherwise in any way to exercise any of the rights privileges and powers of a Director, he shall be entitled to attend meetings of the Directors although failure to give notice to the President of any such meeting shall not invalidate such meeting or any business transacted thereat.

42                                  SHARE WARRANTS

42.1                        The Company may, with respect to any fully paid shares, issue a warrant (a “share warrant”) stating that the bearer of the warrant is entitled to the shares specified in it and may provide (by coupons or otherwise) for the payment of future dividends on the shares included in a share warrant.

42.2                        The powers referred to in Article 42.1 may be exercised by the Board, which may determine and vary the conditions on which share warrants shall be issued, and in particular on which:

(a)              a new share warrant or coupon will be issued in the place of one damaged, defaced, worn out or lost (provided that no new share warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed);

(b)              the bearer of a share warrant shall be entitled to receive notice of and to attend, vote and demand a poll at General Meetings;

(c)               dividends will be paid; and

(d)              a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares specified in it.

42.3                        Subject to such conditions and to these Articles, the bearer of a share warrant shall be deemed to be a Member for all purposes. The bearer of a share warrant shall be subject to the conditions for the time being in force and applicable thereto, whether made before or after the issue of such share warrant.